SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2004

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 North Road Street, Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (252) 334-1511

This document contains 2 pages, excluding exhibits.

Item 2 — Acquisition or Disposition of Assets

     On May 4, 2004, Gateway Financial Holdings, Inc. (the “Corporation”), the holding company for Gateway Bank & Trust Co. (the “Bank”), announced today that the Bank’s subsidiary, Gateway Insurance Services, Inc., purchased Whitehurst Insurance Agency, Inc. effective May 1, 2004. Whitehurst has offices in Elizabeth City, Edenton, and Moyock, North Carolina.

     Whitehurst was established in 1908. It is one of the oldest property and liability agencies in northeastern North Carolina. “This purchase is another example of Gateway’s commitment to increasing non-interest income and diversifying our revenue base,” says D. Ben Berry, chairman, president, and chief executive officer of Gateway Bank. “This is a reputable insurance agency with experienced insurance professionals.” Gateway Insurance Services now has eight offices serving northeastern North Carolina.

     The Bank’s principal offices are in Elizabeth City, North Carolina. The Bank has offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

     The Common Stock of the Corporation is traded on the Nasdaq SmallCap market under the symbol GBTS. The Corporation also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW.

Item 7(c):     Exhibits

Exhibit 99:     Press release

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.
By:	/s/ D. Ben Berry
D. Ben Berry
President and Chief Executive Officer

Date: May 4, 2004